UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Online Resources Corporation

(Name of Registrant as Specified In Its Charter)

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News
For Immediate Release

Media Contact: Beth Halloran Sr. Dir., Corporate Communications 703.653.2248 bhalloran@orcc.com	Investor Contact: Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com
SECOND PROXY ADVISORY FIRM RECOMMENDS RE-ELECTION
OF ONLINE RESOURCES DIRECTORS
CHANTILLY, Va., May 4, 2009 — Online Resources Corporation (Nasdaq: ORCC), a leading provider of online financial services, today announced that independent proxy advisory firm Egan-Jones is recommending that shareholders re-elect three members of the Online Resources Board at the Company’s annual meeting on May 6, 2009. Egan-Jones joins Glass, Lewis & Co. in recommending against the full slate of Board nominees sponsored by hedge fund Tennenbaum Capital Partners.
“We believe that the current slate of directors presented by the management is in the best interest of the Company and its shareholders,” stated Egan-Jones. “We recommend voting the management’s White proxy card.”
In arriving at its conclusion, Egan-Jones stated that it considered several factors put forward by the Company in its proxy materials. Those factors include Tennenbaum’s conflict of interest with those of other common shareholders, the current Board’s ability to best represent all shareholder interests and the Company’s plan to increase shareholder value.
The Company’s full description of each of the above factors can be found on its web site at http://investor.orcc.com, under “Important Information About Our 2009 Annual Meeting of Shareholders.”
About Online Resources
Online Resources (Nasdaq: ORCC) powers financial interactions between millions of consumers and the company’s financial institution and biller clients. Backed by its proprietary payments gateway that links banks directly with billers, the company provides web and phone-based financial services, electronic payments and marketing services to drive consumer adoption. Founded in 1989, Online Resources has been recognized for its high growth and product innovation. It is the largest financial technology provider dedicated to the online channel. For more information, visit www.orcc.com.
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This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.
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